Exhibit 99.1

Forum Energy Technologies Receives Continued Listing Standard Notice from NYSE
HOUSTON--(BUSINESS WIRE) - March 11, 2020 - Forum Energy Technologies, Inc. (NYSE: FET) (the “Company”) today announced that on March 10, 2020, the Company was notified by the New York Stock Exchange of its noncompliance with continued listing standards because the average closing price of shares of its common stock over a prior 30 consecutive trading day period had fallen below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE. The Company’s Board of Directors is reviewing all available alternatives to return to compliance with the NYSE continued listing standards. Accordingly, the Board of Directors has currently authorized the Company to propose for stockholder approval a reverse stock split with a ratio of not less than one-for-ten (1:10) and not more than one-for-twenty five (1:25) at the annual meeting of stockholders currently expected to be held in May 2020.
As required, the Company has notified the NYSE of its intent to cure the deficiency and restore its compliance with the NYSE continued listing standards. In general, a listed company has a period of six months following the receipt of the notice to regain compliance with the minimum share price requirement. To regain compliance, on the last trading day in any calendar month during the cure period, the Company’s common stock must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 trading day period ending on the last trading day of such month. If a company intends to regain compliance pursuant to an action for which stockholder approval is required, the price condition will be deemed cured if, following the timely approval and implementation of such action, the price promptly exceeds $1.00 per share and the price remains above that level for at least the following 30 trading days. During this period,

Exhibit 99.1

subject to the Company’s compliance with other NYSE continued listing requirements, shares of our common stock will continue to be traded on the NYSE under the symbol “FET” but will have an added designation of “.BC” to indicate the status of the common stock as below compliance. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Company’s common stock.
The NYSE notification does not affect our business operations or Forum’s Securities and Exchange Commission reporting requirements and does not result in a default under any of the Company’s material debt agreements.
Forum Energy Technologies is a global oilfield products company, serving the drilling, downhole, subsea, completions and production sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including with respect to restoring compliance with NYSE continued listing standards.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future

Exhibit 99.1

developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Source: Forum Energy Technologies, Inc.
Company Contact
Bill Austin
Vice President, Corporate Development and Investor Relations
281.949.2261
bill.austin@f-e-t.com

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